SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 6, 2022, BioMarin Pharmaceutical, Inc. (the “Company”) announced that on October 4, 2022, the Company’s Board of Directors committed to an organizational redesign intended to better focus, optimize, and streamline operations. As a result of the organizational redesign, the Company will reduce its global workforce by approximately 120 employees. The Company expects annualized future cost savings from the reduction in force to be approximately $50 million, which the Company intends to reinvest in its operations, while any remainder is expected to contribute to the Company’s goal of increasing profitability. The Company estimates that it will incur aggregate pre-tax charges of approximately $20 - $25 million spread across the third and fourth quarters of 2022. These charges represent one-time cash expenditures for severance and other employee termination benefits. The majority of workforce reductions were announced to employees on October 6, 2022 and are expected to be substantially completed by December 31, 2022.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements about the business prospects of the Company, including, without limitation, statements regarding the intended benefits of the Company’s organizational redesign; the number of employees impacted by the reduction in force; the Company’s expectations for annualized future cost savings, the Company’s plans for reinvesting such savings and the expectation that any remaining savings will increase profitability; and the Company’s expectations regarding the estimated costs, the timing of such costs, and the timing of completion of the reduction in force.

These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: the assumptions underlying the Company’s expected benefits and the estimates of annualized future cost savings and expenses associated with the organizational redesign and reduction in force prove inaccurate, the reduction in force results in less costs savings than projected, the Company incurs greater than estimated expenses in connection with the reduction in force, the Company’s business, financial condition or operating results are adversely affected by the organizational redesign or reduction in force, and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 as such factors may be updated by any subsequent reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: October 6, 2022	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, Chief Legal Officer